Exhibit 99.1

TEJON RANCH CO. ANNOUNCES FIRST QUARTER 2026

FINANCIAL RESULTS

TEJON RANCH, California - May 7, 2026 - Tejon Ranch Co. (NYSE:TRC), (“Tejon” or the “Company”), a diversified real estate development and agribusiness company, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

•

Net income attributable to common stockholders increased by $1.6 million to $0.2 million ($0.01/share basic and diluted), compared to a loss of $1.5 million, ($0.05/share) in the first quarter of 2025.

•

Revenues and other income, including equity in earnings of unconsolidated joint ventures increased by $1.3 million to $10.8 million, compared to $9.6 million, while overall results also benefited from lower operating expenses compared to the first quarter of 2025.

•	Adjusted EBITDA, a non-GAAP measure, increased by $2.0 million to $4.8 million compared to $2.8 million in the first quarter of 2025.

Tejon Ranch Co. provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company’s cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Executive Summary

“We delivered a solid first quarter, with revenue up 16% and expenses down 14%, the kind of operating progress to which we committed to a year ago” said Matthew Walker, President and Chief Executive Officer of Tejon Ranch Company. “Revenue growth was led by our mineral resources and ranch operations segments and was partially offset by farming. The expense improvement reflects our focus on cost reductions and enhanced efficiencies and is translating directly into increased Adjusted EBITDA and stronger cash flow.

“We are continuing to grow our commercial real estate portfolio. The recent commencement of construction on Building 1B through our joint venture with Dedeaux Properties is a tangible example of that growth, adding 510,500 square feet of Class A space to an industrial portfolio that remains fully leased. The anticipated stabilization of Terra Vista, along with the recent opening of the Hard Rock Casino Tejon, should continue to drive increased traffic and commercial activity across the Ranch. Looking ahead, we believe Tejon Ranch is well-positioned to capitalize on a compelling set of opportunities.”

Commercial/Industrial Real Estate Update

•	Segment revenues of $2.8 million were consistent with the first quarter of 2025, reflecting stability at Tejon Ranch Commerce Center (“TRCC”).

•	Leasing and occupancy as of March 31, 2026:

•	The TRCC industrial portfolio, through the Company’s joint venture partnerships, consists of 2.8 million square feet of GLA and remains 100% leased.

•	The TRCC commercial portfolio, wholly owned and through joint venture partnerships, consists of approximately 584,000 square feet of GLA and is 95% leased.

•	Occupancy at the Outlets at Tejon was 92% as of March 31, 2026.

•

Subsequent to quarter end, construction commenced on Building 1B at TRCC through the Company’s joint venture with Dedeaux Properties. Once complete, this will add approximately 510,500 square feet of Class-A industrial capacity.

•

Management continues to see elevated activity at TRCC tied to the lease-up of Terra Vista and the opening of the Hard Rock Casino Tejon, with outlet traffic increasing approximately 22%, year over year, and outlet sales per square foot rising 12%, as the positive trends that emerged at the end of 2025 extended into the first quarter.

Farming Highlights

•	Farming segment revenues were $0.9 million in the first quarter of 2026, compared to $1.6 million in the first quarter of 2025.

•

The year-over-year decline reflects lower carryover crop available for sale in the first quarter of 2026, as the Company strategically accelerated sales of carryover inventory during the fourth quarter of 2025 to capitalize on stronger-than-anticipated pricing.

•	The Company planted 150 acres of olives in 2025 and an additional 150 acres in 2026 as part of its ongoing crop diversification strategy.

Mineral Resources Highlights

•

Mineral resources segment revenues increased 36% to $3.5 million in the first quarter of 2026, compared to $2.6 million in the first quarter of 2025, with segment operating profit more than doubling to $1.0 million.

•	The year-over-year improvement was driven primarily by opportunistic water sales executed during the quarter.

•	Underlying royalty streams across rock and aggregate, cement, and oil and gas continued to contribute stable cash flow during the quarter.

Liquidity and Capital Resources

As of March 31, 2026, total capital, including debt, was $585.3 million. The Company had total liquidity of approximately $83.9 million, consisting of cash and securities totaling approximately $19.4 million and $64.6 million available on its line of credit.

2026 Outlook:

The Company remains focused on TRCC as its primary development platform and long-term value driver. The Company expects to continue pursuing commercial and industrial development, multifamily development, leasing and investment activity, both directly and through joint ventures. In addition, the Company may also pursue selective land sales on an opportunistic basis and continues to advance its residential projects, including Mountain Village, Grapevine and Centennial.

California remains a highly regulated environment for real estate development, and project timelines may be impacted by entitlement processes and potential litigation. As a result, the Company expects net income to fluctuate from period to period, driven primarily by the timing and level of development activity, land sales, and leasing, as well as commodity prices and production levels within its farming and mineral resources segments.

For 2026, California’s agricultural regions experienced a more typical winter cooling cycle compared to the prior year, providing pistachio and almond crops with adequate chilling hour accumulation to support normal dormancy break. During February 2026, rainfall occurred during the almond bloom period, necessitating timely fungicide applications. These weather conditions did not materially impact crop management schedules or expected productivity.

Earnings Conference Call Information

The Company will host a conference call to discuss its first quarter 2026 financial results:

•	Date: Thursday, May 7, 2026

•	Time: 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time

•	Dial-In: (877) 704-4453 (U.S.) or +1 (201) 389-0920 (International)

•	Conference Call Playback: (844) 512-2921 (U.S.) or +1 (412) 317-6671 (International) Passcode: 13759630

The full playback can be accessed through Thursday, June 4, 2026.

About Tejon Ranch Co.

Tejon Ranch Co. (NYSE: TRC) is a California-based company whose 270,000-acre landholding in Los Angeles and Kern Counties supports a diversified portfolio of real estate and land-based businesses. Strategically located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield, the Company’s operations include the development and operations of commercial and industrial real estate, master planned communities, as well as farming, grazing and game management. Tejon Ranch Co. also generates revenue through ground leases, royalty agreements, and rights-of-way easements supporting infrastructure, energy, telecommunications and utility uses. For more information, please visit www.tejonranch.com.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements. These statements include, among others, statements regarding the Company’s business plans, strategies, prospects, objectives, future operating results, financial condition, capital allocation, cost structure, development and entitlement timelines, partnerships, and other future events or circumstances.

Forward-looking statements reflect the Company’s current expectations and beliefs and are not guarantees of future performance. These statements speak only as of the date of this release. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “may,” “will,” “could,” “should,” “would,” “likely,” and similar expressions are intended to identify forward-looking statements.

These statements are based on current assumptions and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others, market, economic, geopolitical, and weather conditions; the availability and cost of financing; competition; commodity prices and agricultural yields; the ability to obtain and maintain governmental entitlements and permits; the timing and outcome of regulatory and litigation matters; demand for commercial, industrial, residential, and retail real estate; and other risks inherent in the Company’s real estate and agricultural operations.

There can be no assurance that actual results will not differ materially from these forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements. Investors are cautioned not to place undue reliance on these statements. For additional information regarding risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent filings with the U.S. Securities and Exchange Commission.

(Financial tables follow)

TEJON RANCH CO. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands, except per share amounts)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,664	$9,524
Marketable securities - available-for-sale	14,719	15,370
Accounts receivable	4,807	9,389
Inventories	6,146	3,347
Prepaid expenses and other current assets	3,048	1,632

Total current assets	33,384	39,262
Real estate and improvements - held for lease, net	78,606	79,177
Real estate development (includes $129,423 at March 31, 2026 and $128,549 at December 31, 2025, attributable to CFL)	359,354	356,567
Property and equipment, net	59,702	59,311
Investments in unconsolidated joint ventures	30,080	29,986
Net investment in water assets	69,498	62,593
Other assets	3,535	3,573

TOTAL ASSETS	$634,159	$630,469

LIABILITIES AND EQUITY
Current Liabilities:
Trade accounts payable	$6,009	$5,240
Accrued liabilities and other	3,308	2,188
Deferred income	2,769	2,062

Total current liabilities	12,086	9,490
Revolving line of credit	95,442	93,942
Long-term deferred gains	10,935	10,935
Deferred tax liability	9,840	9,849
Other liabilities	15,992	15,697

Total liabilities	144,295	139,913
Commitments and contingencies
Equity:
Tejon Ranch Co. stockholders’ equity
Common stock, $0.50 par value per share:
Authorized shares - 50,000,000
Issued and outstanding shares - 26,992,645 at March 31, 2026 and 26,916,837 at December 31, 2025	13,498	13,460
Additional paid-in capital	349,385	350,242
Accumulated other comprehensive loss	(200)	(177)
Retained earnings	111,824	111,673

Total Tejon Ranch Co. stockholders’ equity	474,507	475,198
Non-controlling interest	15,357	15,358

Total equity	489,864	490,556

TOTAL LIABILITIES AND EQUITY	$634,159	$630,469

TEJON RANCH CO. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Real estate - commercial/industrial	$2,762	$2,754
Multifamily	696	—
Mineral resources	3,533	2,595
Farming	895	1,556
Ranch operations	1,617	1,304

Total revenues	9,503	8,209
Costs and expenses:
Real estate - commercial/industrial	1,678	1,655
Multifamily	1,024	192
Real estate - resort/residential	356	386
Mineral resources	2,488	2,085
Farming	1,989	2,548
Ranch operations	1,213	1,273
Corporate expenses	1,886	4,236

Total costs and expenses	10,634	12,375

Operating loss	(1,131)	(4,166)
Other income:
Investment income	142	346
Other loss, net	(92)	(76)

Total other income, net	50	270

Loss before equity in earnings of unconsolidated joint ventures and income tax benefit	(1,081)	(3,896)
Equity in earnings of unconsolidated joint ventures, net	1,290	1,158

Income (loss) before income tax benefit	209	(2,738)
Income tax expense (benefit)	59	(1,272)

Net income (loss)	150	(1,466)
Net loss attributable to non-controlling interest	(1)	(2)

Net income (loss) attributable to common stockholders	$151	$(1,464)

Net income (loss) per share attributable to common stockholders, basic	$0.01	$(0.05)

Net income (loss) per share attributable to common stockholders, diluted	$0.01	$(0.05)

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measures “EBITDA”, and Adjusted EBITDA. EBITDA represents the Company’s share of consolidated net income in accordance with U.S. generally accepted accounting principles (“GAAP”), before interest, taxes, depreciation, and amortization, plus the allocable portion of EBITDA of unconsolidated joint ventures accounted for under the equity method of accounting based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. EBITDA is a non-GAAP financial measure and is used by the Company and others as a supplemental measure of performance. Tejon Ranch also uses Adjusted EBITDA to assess the performance of the Company’s core operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as EBITDA, excluding stock compensation expense and certain identified non-recurring items that are not indicative of our on-going operations or that may obscure our underlying results and trends. The Company believes EBITDA and Adjusted EBITDA provide investors relevant and useful information, when reconciled to their most comparable GAAP financial measure, because they permit investors to view income from operations on an unlevered basis before the effects of taxes, depreciation and amortization, and stock compensation expense. By excluding interest expense and income, EBITDA and Adjusted EBITDA allow investors to measure the Company’s performance independent of its capital structure and indebtedness and, therefore, allow for a more meaningful comparison of the Company’s performance to that of other companies, both in the real estate industry and in other industries. The Company believes that excluding charges related to share-based compensation facilitates a comparison of its operations across periods and among other companies without the variances caused by different valuation methodologies, the volatility of the expense (which depends on market forces outside the Company’s control), and the assumptions and the variety of award types that a company can use. In addition, the Company excludes certain items impacting comparability, such as shareholder activism advisory costs and legal expenses associated with the Centennial litigation, to provide investors with a clearer understanding of the Company’s core operating performance across periods. EBITDA and Adjusted EBITDA have limitations as measures of the Company’s performance. EBITDA and Adjusted EBITDA do not reflect Tejon Ranch’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA and Adjusted EBITDA are relevant and widely used measures of performance, they do not represent net income or cash flows from operations as defined by GAAP, and they should not be considered as alternatives to those indicators in evaluating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

Adjusted Farming EBITDA before fixed water obligations is not a measure of financial performance prepared in accordance with GAAP and should not be considered in isolation or as a substitute for net income, operating income, or other performance measures prepared in accordance with GAAP. The Company defines Adjusted Farming EBITDA before fixed water obligations as net income (loss) before interest, taxes, depreciation, and amortization, further adjusted to exclude non-recurring items such as gains or losses on asset sales, impairments, share-based compensation, and other non-cash charges, and before deducting the Company’s fixed water obligations. Management uses this measure to evaluate the core operating performance of its farming operations and to facilitate period-to-period comparisons by isolating the impact of variable farming costs from the fixed water infrastructure costs. The Company believes this measure provides investors with additional insight into the underlying cash flow potential of its agricultural operations. A reconciliation of Adjusted Farming EBITDA before fixed water obligations to the most directly comparable GAAP measure, Operating loss from farming, is provided below.

TEJON RANCH CO.

Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended March 31,		TTM* Ended March 31,
($ in thousands)	2026	2025	2026	2025
Net income (loss)	$150	$(1,466)	$1,687	$2,136
Net loss attributable to non-controlling interest	(1)	(2)	(3)	(4)
Interest, net
Consolidated	(142)	(346)	(710)	(1,934)
Our share of interest expense from unconsolidated joint ventures	1,397	1,462	5,729	6,084

Total interest, net	1,255	1,116	5,019	4,150
Income tax provision (benefit)	59	(1,272)	2,419	646
Depreciation and amortization:
Consolidated	1,473	1,015	6,472	4,894
Our share of depreciation and amortization from unconsolidated joint ventures	1,666	1,695	6,962	6,841

Total depreciation and amortization	3,139	2,710	13,434	11,735

EBITDA	4,604	1,090	22,562	18,671
Stock compensation expense	182	666	1,227	4,335
Items impacting comparability:
Shareholder activism expense [1]	—	1,083	3,416	1,083

Adjusted EBITDA	$4,786	$2,839	$27,205	$24,089

[1]	Represents advisory fees related to shareholder activism matters.
*	Trailing Twelve Month (TTM)

Reconciliation of Net Income to Adjusted TTM EBITDA

	TTM EBITDA Ended March 31, 2026
($ in thousands)	Commercial Real Estate	Multifamily	Farming	Mineral Resources	Ranch Operations	Residential Real Estate	Corporate	Tejon PRS of UJV	Grand Total
Net income (loss)	$6,989	(1,683)	$(214)	$3,364	$591	$(2,247)	$(13,607)	$8,494	$1,687
Net income attributed to non-controlling interest	—	—	—	—	—	—	—	(3)	(3)
Interest, net
Consolidated interest income	—	—	—	—	—	—	(710)	—	(710)
Our share of interest expense from unconsolidated joint ventures	—	—	—	—	—	—	—	5,729	5,729

Total interest, net	—	—	—	—	—	—	(710)	5,729	5,019
Income tax expense	—	—	—	—	—	—	2,419	—	2,419
Depreciation and amortization
Consolidated	490	1,477	2,374	1,376	370	32	353	—	6,472
Our share of depreciation and amortization from unconsolidated joint ventures	—	—	—	—	—	—	—	6,962	6,962

Total depreciation and amortization	490	1,477	2,374	1,376	370	32	353	6,962	13,434

EBITDA	7,479	(206)	2,160	4,740	961	(2,215)	(11,545)	21,188	22,562
Stock compensation expense	50	—	45	15	3	174	940	—	1,227
Items impacting comparability:
Other [1]	—	—	—	—	—	—	3,416	—	3,416

Adjusted EBITDA	$7,529	$(206)	$2,205	$4,755	$964	$(2,041)	$(7,189)	$21,188	$27,205

[1]	Represents shareholder activism expense.
Quarterly information is not indicative of full year results due to seasonality.

	TTM EBITDA Ended March 31, 2025
($ in thousands)	Commercial Real Estate	Multifamily	Farming	Mineral Resources	Ranch Operations	Residential Real Estate	Corporate	Tejon PRS of UJV	Grand Total
Net income (loss)	$4,531	—	$(3,416)	$3,299	$482	$(1,440)	$(11,846)	$10,526	$2,136
Net income attributed to non-controlling interest	—	—	—	—	—	—	—	(4)	(4)
Interest, net
Consolidated interest income	—	—	—	—	—	—	(1,934)	—	(1,934)
Our share of interest expense from unconsolidated joint ventures	—	—	—	—	—	—	—	6,084	6,084

Total interest, net	—	—	—	—	—	—	(1,934)	6,084	4,150
Income tax expense	—	—	—	—	—	—	646	—	646
Depreciation and amortization
Consolidated	421	—	2,318	1,375	387	42	351	—	4,894
Our share of depreciation and amortization from unconsolidated joint ventures	—	—	—	—	—	—	—	6,841	6,841

Total depreciation and amortization	421	—	2,318	1,375	387	42	351	6,841	11,735

EBITDA	4,952	—	(1,098)	4,674	869	(1,398)	(12,783)	23,455	18,671
Stock compensation expense	119	—	150	51	10	481	3,524	—	4,335
Items impacting comparability:
Other [1]	—	—	—	—	—	—	1,083	—	1,083

Adjusted EBITDA	$5,071	$—	$(948)	$4,725	$879	$(917)	$(8,176)	$23,455	$24,089

[1]	Represents shareholder activism expense.
Quarterly information is not indicative of full year results due to seasonality.

Reconciliation of Adjusted Farming EBITDA before Fixed Water Obligations

(Unaudited)

The Company evaluates the performance of its farming operations using Adjusted Farming EBITDA before fixed water obligations, a non-GAAP financial measure. Management believes this measure provides a meaningful representation of the underlying profitability and cash flow potential of its agricultural operations by excluding both non-operating items and the fixed water obligation, which represents a non-controllable infrastructure cost incurred regardless of the level of farming activity in this segment.

The fixed water obligations reflect the Company’s allocated share of infrastructure and financing costs associated with the transmission and delivery of water to the Company’s property. These obligations primarily consist of annual assessments levied to repay bonds issued by the State of California to finance the construction and on-going maintenance of the state water project system and local water districts water systems. The landowners who hold water rights, including the Company, are responsible for repaying these bonds through fixed annual payments.

Unlike variable water costs which are included in farming expenses, management views the fixed water obligation as an infrastructure cost that supports long-term access to water resources, rather than an essential operating cost of farming. Accordingly, Adjusted Farming EBITDA before fixed water obligations allows management and investors to evaluate the operating performance of the Company’s farming segment independent of the fixed costs associated with water infrastructure.

($ in thousands)	Three Months Ended March 31,
Farming Segment	2026	2025
Farming revenues	$895	$1,556
Farming expenses	1,989	2,548

Operating loss from farming	(1,094)	(992)
Depreciation	329	368
Stock compensation expense	(56)	39

Adjusted EBITDA	(821)	(585)
Fixed Water Obligations	1,006	844

Adjusted Farming EBITDA before Fixed Water Obligations	$185	$259

Earnings Per Share (EPS) and Share Data

(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Basic earnings per share	$0.01	$0.06	$0.06	$(0.06)	$(0.05)
Diluted earnings per share	$0.01	$0.06	$0.06	$(0.06)	$(0.05)
Book value per common share	$17.58	$17.65	$17.60	$17.54	$17.59
Period End Share Price
Weighted average shares	26,937,124	26,907,329	26,890,979	26,878,658	26,852,573
Weighted average diluted shares	27,014,799	26,965,558	26,939,860	26,878,658	26,852,573
Outstanding Shares	26,992,645	26,916,837	26,893,955	26,880,668	26,867,600

Contacts

Tejon Ranch Co.
Nicholas Ortiz
Senior Vice President, Corporate Communications & Public Affairs 661-663-4212
IR@tejonranch.com